UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 27, 2021

J.JILL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38026	45-1459825
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Batterymarch Park

Quincy, MA 02169

(Address of principal executive offices) (Zip Code)

(617) 376-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	JILL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01 Regulation FD Disclosure.

On August 27, 2021, Jill Acquisition LLC, a Delaware limited liability company (the “Borrower”), a wholly-owned subsidiary of J.Jill, Inc. (the “Company”), made a voluntary prepayment of $25.0 million in aggregate principal amount of its term loans, plus accrued and unpaid interest thereon, in accordance with that certain Priming Term Loan Credit Agreement, dated as of September 30, 2020 (the “Credit Agreement”), among the Company, the Borrower, the lenders party thereto from time to time and Wilmington Trust, National Association, as the administrative agent and collateral agent. By making the prepayment, the Company avoids an increase to the interest rate under the Credit Agreement for each interest period on or after August 31, 2021.

The information set forth in this Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 30, 2021	J.JILL, INC.

	By:	/s/ Vijay Moses
Name: Vijay Moses
Title: Vice President, General Counsel and Secretary